Exhibit 3.4

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CUMULATIVE PRIOR - PREFERRED STOCK
OF
EARTH BRAND HOLDINGS, INC.

The undersigned, the President of Earth Brand Holdings, Inc., a Nevada corporation (the "Company"), does hereby certify, that, pursuant to authority conferred upon the Board of Directors by the Company's Articles of Incorporation and pursuant to Section 78.1955 of the Nevada Revised Statutes, the following resolutions creating a Series of Series A Cumulative Prior- Preferred Stock was duly adopted by the Company's Board of Directors on July 25, 2014:

WHEREAS, the Articles of Incorporation of the Company provides for a class of its authorized stock known as preferred stock, comprised of three million (3,000,000) shares, par value $.0001 per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the rights, terms and preferences and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to two million (2,000,000) shares of the preferred stock which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of Series A Cumulative Prior- Preferred Stock and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such Series A preferred stock as follows:

Section 1. Designation of Amount. The shares of Preferred Stock created hereby shall be designated the "Series A Cumulative Prior - Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be Two Million (2,000,000). No other shares of preferred stock shall be designated as Series A Preferred Stock.

Section 2. Preferences on Liquidation.

(a) The Series A Preferred Stock shall rank senior to all other preferred and common stock, par value $0.0001 per share ("Common Stock"), and to all other classes and series of equity securities of the Company which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

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(b) The holders of Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, shall be entitled to receive in cash out of all the assets of the Company, including but not limited to accounts receivable and inventory, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any Common Stock or any other junior securities, an amount equal to $0.15 per share of the Series A Preferred Stock (the "Stated Value"), on a pro rata and pari passu basis with any parity stock, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other junior stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series A Preferred Stock and any series of preferred stock or any other class of stock on a parity as to rights on liquidation, dissolution or winding up, with the Series A Preferred Stock, then all of said assets will be distributed among the holders of the Series A Preferred Stock, the pari passu preferred stock and the other classes of stock on a parity with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, and the holders of Common Stock and any junior stock shall receive nothing . All payments for which this Section 2(b) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series A Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of any junior stock unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A Preferred Stock shall participate, on an as-converted basis (without giving effect to the limitations on conversion set forth in Section 5 hereof) in any distribution of the assets of the Company.

Section 3. Dividends. The Company shall pay a dividend on each share of the Series A Preferred Stock, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of the assets legally available therefor, at a rate per annum equal to 4% of the Stated Value. The Company may choose to issue such dividends either in the form of a cash dividend, or, in the alternative, shares of Common Stock of an equivalent value, based upon the conversion price set forth in Section 5(a).

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Section 4. Voting Rights.

(a)  Except as otherwise provided in this Certificate of Designation or in the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company, as expressly required by law or as provided herein, a holder of Series A Preferred Stock shall be entitled to a number of votes per share equal to the number of whole shares of Common Stock into which such Series A Preferred Stock is convertible, subject to adjustment as set forth in Section 5 below, as of the record date for the determination of stockholders entitled to vote and to notice of any stockholders' meeting in accordance with the By-laws (the "By-laws") of the Company. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Series A Preferred Stock held by each holder) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Except as otherwise provided in this Certificate of Designation or in the Certificate of Incorporation or as expressly required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together as a single class on all matters presented to stockholders, and not as separate classes. The holders of Series A Preferred Stock shall votes on an as converted basis.

(c) The Company shall not effect, or agree to effect, any amendment of this Certificate of Designation without the consent of the holder or holders of at least fifty-one percent of the shares of Series A Preferred Stock then outstanding.

(d) For so long as any shares of Series A Preferred Stock shall remain outstanding, the Company shall not effect, or agree to effect, any of the following:

(i) issue any debt or allow any subsidiary of the Company to issue any debt, including debt convertible into equity, other than ordinary course working capital facilities, and ordinary course debt in connection with the acquisition of inventory, property, plant and/or equipment; or

(ii) the authorization, designation, reclassification, creation or issuance of any other class or series of capital stock, in any case, ranking senior or pari passu to the Series A Preferred Stock in any respect (including, without limitation, as to preferences upon liquidation, dissolution, winding up of the Company or redemption or dividend rights, or with any special voting rights).

Section 5. Conversion Rights.

(a) The holders of the shares of Series A Preferred Stock shall be entitled, at their option and at any time, to convert all or any such shares of Series A Preferred Stock, and all accrued and unpaid dividends thereon, into a number of fully paid and non-assessable shares of Common Stock at a conversion price of $0.15 per share. Any fractional share which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock (after aggregating all shares of Series A Preferred Stock held by each holder) shall be rounded to the nearest whole number (with one-half being rounded upward).

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(b) In order to convert shares of Series A Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing such holder's shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company and (B) notify the Company at such office that such holder elects to convert Series A Preferred Stock and the number of shares such holder wishes to convert. The Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of surrender of such shares of Series A Preferred Stock for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver to the holder thereof a certificate for the number of full shares of Common Stock issuable upon conversion. In the case of any certificate evidencing shares of Series A Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series A Preferred Stock equal to the unconverted portion of such certificate. Upon issuance of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the certificates of Series A Preferred Stock formerly represented thereby shall be deemed to be canceled and retired by the Company.

(c) The Company shall, so long as any of the shares of Series A Preferred Stock are outstanding, reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock, for the purpose of effecting the conversion of Series A Preferred Stock, 120% of the number of shares of Common Stock into which the Series A Preferred Stock, including accrued interest, are convertible.

(d) The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

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(e) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series A Preferred Stock providing the Company with at least sixty-one (61) days prior notice that such holder would like to waive Section 5(e) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred Stock, this Section e(e) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in such notice.

Section 6. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while the Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other securities of the Company or its subsidiaries which would entitle the holder thereof to acquire Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series A Preferred Stock) ("Common Stock Equivalents"), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b) Subsequent Equity Sales. If, at any time while the Series A Preferred Stock is outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances, collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 6(b) in respect of an Exempt Issuance. The Company shall notify the holders of the Series A Preferred Stock in writing, no later than five business days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 6(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(b), upon the occurrence of any Dilutive Issuance, said holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 6(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the holder of the Series A Preferred Stock of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder's Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation provided in Section 5(e) above) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the holder's right to participate in any such Purchase Right would result in the holder exceeding the beneficial ownership limitation provided in Section 5(e) above, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limitation provided in Section 5(e) above).

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d) Pro Rata Distributions. If the Company, at any time while the Series A Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to the holders of the Series A Preferred Stock) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 6(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the holders of the Series A Preferred Stock describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a trading market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company in good faith.

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e) Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent conversion of the Series A Preferred Stock, the holder of a Series A Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of the Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 5(e) on the conversion of the Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holders of the Series A Preferred Stock shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the holders new preferred stock consistent with the foregoing provisions and evidencing the holders' right to convert such preferred stock into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 6(e) pursuant to written agreements in form and substance reasonably satisfactory to the holder of the Series A Preferred Stock and approved by the holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of the Preferred Stock, deliver to the holder in exchange for Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Preferred Stock (without regard to any limitations on the conversion of the Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(f) Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each holder of a Series A Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be delivered to each holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that the Company is registered with the Securities and Exchange Commission and any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The holder of the Series A Preferred Stock shall remain entitled to convert the Conversion Amount of the Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 7. Right of First Refusal. Unless it shall have first delivered to the holders of the Series A Preferred Stock at least seven (7) business days prior to the closing of any Future Offering (as defined herein), written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing the holders of the Series A Preferred Stock an option during the seven (7) business days following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Right of First Refusal") (and subject to the exceptions described below), the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the date that the shares of the Series A Preferred Stock are issued and ending twelve (12) months thereafter. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the holders of the Series A Preferred Stock concerning the proposed Future Offering, the Company shall deliver a new notice to the holders describing the amended terms and conditions of the proposed Future Offering and the holders thereafter shall have an option during the seven (7) business days following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Right of First Refusal shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuance of common stock upon the conversion of the outstanding Series A Preferred Stock or (iii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company.

Section 8. Most Favored Nations Provision.

a) If the Company conducts a financing or a series of related financings (other than a financing or other transaction which is included within any of the Exempt Issuances (as defined below)), the terms of which could reasonably be deemed to have terms and conditions more favorable than the terms and conditions of the Series A Preferred Stock (each such financing a "New Financing"), then the undersigned shall have the right to exchange (any such exchange being an "MFN Exchange") all or any part of the Series A Preferred Stock owned by the holder thereof for the securities offered in the New Financing on the same terms and conditions offered in the New Financing.

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An "Exempt Issuance" shall mean any of the following transactions: (i) any shares of common stock to be sold by the Company in a public offering, (ii) any shares or options to be issued to employees, directors, officers, consultants or service providers in their capacity as such that have been approved by the Board, (iii) any shares or other convertible securities issued in connection with acquisitions, mergers or other consolidations or issued to a non-financial strategic investor, (iv) any shares or options issued to a financing source in connection with a financing to the Company which are issued at nominal consideration, or (vi) the issuance of shares as a result of the conversion or exchange of options, warrants or preferred shares which are outstanding as of the Original Issuance Date.

(b) The Company covenants and agrees to promptly give written notice (an "MFN Notice") to the holders of the Series A Preferred Stock of the terms and conditions of any such New Financing. On or prior to the expiration of the ten (10) business day period (the "MFN Review Period") after the holder has received the MFN Notice, the holder shall notify the Company in writing (the "MFN Response") specifying whether it elects to conduct an MFN Exchange. If the holder fails to send an MFN Response prior to the expiration of the MFN Review Period, the holder shall be deemed to have waived its rights under this Section 8 solely with respect to the MFN Exchange specified in the MFN Notice relating to such MFN Review Period.

(c) Each potential MFN Exchange shall be communicated to the holder in accordance with this Section until such time as the undersigned elects to conduct an MFN Exchange. Once the holder elects to conduct an MFN Exchange, the holder shall have no further right to receive (i) any rights connected with the Series A Preferred Stock or (ii) notice of or to conduct any future MFN Exchange under this Section. The Company and the undersigned shall cooperate to promptly cancel the shares of Series A Preferred Stock being exchanged and to promptly enter into such agreements, certificates, instruments and other documents that are necessary to reflect an MFN Exchange that the holder elects to conduct.

Section 9. Piggyback Registration Rights.

(a) Subject to applicable securities regulations, at least 30 days prior to the filing of any registration statement for any public offering of any of its securities for the account of the Company or any other person (other than a registration statement on Form S-4 or S-8 or any successor forms under the Securities Act of 1933, as amended (the "Act")) or other registrations relating solely to employee benefits plans or any transaction governed by Rule 145 of the Securities Act), the Company shall give written notice of such proposed filing and of the proposed date thereof to each holder of Series A Preferred Stock and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from any such holder requesting that the Company include among the securities covered by such registration statement any Common Stock issuable upon the due conversion of the Series A Preferred Stock (hereinafter the "Registrable Securities") held by such holder for offering for sale in a manner and on terms set forth in such request, the Company shall include such Registrable Securities in such registration statement, if filed, so as to permit such Registrable Securities to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

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(b) In connection with any registration statement filed pursuant to this section, the following provisions shall apply:

(i) Each selling holder of Registrable Securities shall, if requested by the managing underwriter, agree not to sell any securities held by each selling holder (other than the securities so registered) for such period of time following the effective date of the registration statement relating to such offering as the managing underwriter may require and the Company shall agree.

(ii) If the managing underwriter advises that the inclusion in such registration or qualification of some or all of the Registrable Securities sought to be registered by the holder exceeds the number (the "Saleable Number") that can be sold in an orderly fashion within a price range acceptable to the Company, then (A) the Company shall not effect the proposed registration if the Saleable Number does not include at least half of the amount of securities desired to be sold by the holders of the Registrable Securities and (B) the shares held by officers, members of the Board and employees of the Company may not be included in the registration unless all the Registrable Securities requested to be registered by the holders thereof are included therein. The Registrable Securities to be registered by the holder of Registrable Securities participating in such registration shall equal at least the greater of (y) half of the amount of the securities sold by the Company and the other holders of Registrable Securities, pro ratably in proportion to their respective ownership interests therein, and (z) half of the amount of Registrable Shares held at such time by such holders who have requested to be included in such registration.

(iii) The holder of Registrable Securities will promptly provide the Company with such information concerning the holder thereof, its ownership of the Registrable Securities and its intended methods of distribution as the Company shall reasonably request in order to prepare such registration statement and, upon the Company's request, each holder of Registrable Securities shall provide such information in writing and signed by such holder and stated to be specifically for inclusion in the registration statement. If the distribution of the Registrable Securities covered by the registration statement shall be effected by means of an underwriting, the right of any holder of Registrable Securities to include its securities in such registration shall be conditioned on such securityholder's execution and delivery of a customary underwriting agreement with respect thereto.

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(iv) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant this Section 9. The underwriting discounts and commissions with respect to securities of the selling holders which shall be borne by the selling holders.

(v) In the event of the registration or qualification of any Registrable Securities under the Act or any other application securities laws for sale pursuant to the provisions of this Section, each selling security holder of Registrable Securities, each underwriter, broker and dealer, if any, of such securities, and each other Person, if any, who controls any such holder, underwriter, broker or dealer within the meaning of the Act, agrees severally and jointly, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Act, and each stockholder, officer and director of the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof, including without limitation attorney's fees and expenses joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations") by the selling security holder; (i) any untrue statement of any material fact contained in any registration statement under which such securities were registered or qualified under the Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement; (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the seller of the securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law in connection with the offering covered by the registration statement. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any such loss, claim, damage, liability or action, the holder of Registrable Securities, in lieu of indemnifying such indemnified party, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the holder of Registrable Securities on the one hand and the indemnified party on the other in connection with the Violations that resulted in the loss, as well as any other relevant equitable considerations.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be duly executed on behalf of the Company this 25th day of July, 2014.

Earth Brand Holdings, Inc.

By:	/s/ Jim Murray
Name:	Jim Murray
Title:	CEO

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